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Exhibit 5.23

The Law Offices of

GARY W. SWINDELL

227 West Trade Street, Suite 2030
Charlotte, North Carolina 28202
Telephone: 704-376-1390
Fax: 704-376-1391

May 12, 2005

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio 45202

Jones Day
77 West Wacker Drive
Chicago, Illinois 60601

    Re:
    Alderwoods Group, Inc.

Ladies and Gentlemen:

        We have acted as special North Carolina (the "State") counsel to Alderwoods (North Carolina), Inc., a North Carolina corporation ("ANC"), Carothers Holding Company, Inc., a North Carolina corporation ("Carothers"), Lineberry Group, Inc., a North Carolina corporation ("Lineberry"), MFH, L.L.C., a North Carolina limited liability company ("MFH"), Reeves, Inc., a North Carolina corporation ("Reeves"), and Westminster Gardens, Inc., a North Carolina corporation ("Westminster")(ANC, Carothers, Lineberry, MFH, Reeves and Westminster are referenced herein individually as a "Covered Guarantor" and collectively as the "Covered Guarantors", and ANC, Carothers, Lineberry, Reeves, and Westminster are collectively referenced as the "Corporate Covered Guarantors"), in connection with the offer for exchange (the "Exchange Offer") by Alderwoods Group, Inc., a Delaware corporation and a direct or indirect parent of the Covered Guarantors (the "Company"), of $200,000,000.00 aggregate principal amount of 7 3/4% Senior Notes due 2012 (the "144A Notes"), for an equal amount of notes (the "Exchange Notes") that are registered under the Securities Act of 1933 (the "Securities Act") pursuant to that certain United States Securities and Exchange Commission (the "Commission") Form S-4 Registration Statement (the "Registration Statement") to be filed by the Company with the Commission. The Exchange Notes are to be guaranteed by the Covered Guarantors (such guarantee of the Exchange Notes is referenced herein as the "Exchange Guarantee").

I. DOCUMENTS REVIEWED

        In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including such corporate or limited liability company records and documents of the Covered Guarantors and such certificates of public officials and officers or the member, as applicable, of the Covered Guarantors as we have deemed necessary or appropriate for purposes of this opinion. These records, documents and instruments also included execution copies or counterparts of the following documents:

  A.    Corporate or Organizational Documents:

        1.     The Articles of Restatement of the Articles of Incorporation of: (i) ANC, filed with the North Carolina Department of The Secretary of State on December 11, 2001 (the "ANC Articles"); (ii) Carothers, filed with the North Carolina Department of The Secretary of State on December 18, 2001 (the "Carothers Articles"); (iii) Lineberry, filed with the North Carolina Department of the Secretary of State on December 11, 2001 (the "Lineberry Articles"); (iv) Reeves, filed with the North

Carolina Department of The Secretary of State on December 11, 2001 (the "Reeves Articles"); and (v) Westminster, filed with the North Carolina Department of The Secretary of State on December 19, 2001 (the "Westminster Articles") (the ANC Articles, the Carothers Articles, the Lineberry Articles, the Reeves Articles and the Westminster Articles are sometimes collectively referenced herein as the "Restated Articles"), in each case, as amended through the date hereof;

        2.     The Articles of Merger of ANC, filed with the North Carolina Department of The Secretary of State on January 7, 2002 with respect to its merger with Cumberland Memorial Gardens, Inc., DVTL Holdings, Inc., EDCB Holdings, Inc., EGMC Holdings, Inc., FRVW Holdings, Inc., HDVG Holdings, Inc., Lineberry Cemetery Corporation, PMLC Holdings, Inc., RCMC Holdings, Inc., RSLN Holdings, Inc., STNL Holdings, Inc., and WSTL Holdings, Inc (such Articles of Merger are referenced herein as the "ANC Articles of Merger").

        3.     The Articles of Merger of Carothers, filed with the North Carolina Department of The Secretary of State on December 30, 1994 with respect to its merger with Biggs Funeral Home, Inc., Biggs-Prevatte Funeral Home of Fairmont, Inc., Biggs-Prevatte Fundral Home of Lumberton, Inc., Bunch-Johnson Funeral Home, Inc., Carpenter's Funeral Home, Inc., Carothers Funeral Homes, Inc., Garrett's Funderal Homes, Inc., Gaskins Funeral Home, Inc., McNeill Funeral Home, Inc., Mackie-Gentry Funeral Home, Inc., Raleigh Cremation Services, Inc., Sisk-Butler Funeral Home, Inc., The Forest Lawn Company, and Wilson Holding Company (such Articles of Merger are referenced herein as the "Carothers Articles of Merger").

        4.     The Articles of Merger of Lineberry, filed with the North Carolina Department of The Secretary of State on December 29, 1994 with respect to its merger with Bladen Memorial Gardens, Inc., Carter Funeral Home, Inc., Guilford Memorial Park, Inc., Hanes Funeral Home, Incorporated, Lewis Funeral Home, Inc., and Loflin Funeral Home of Liberty, Inc. (such Articles of Merger are referenced herein as the "Lineberry Articles of Merger").

        5.     The Articles of Organization of MFH, filed with the North Carolina Department of The Secretary of State on February 27, 2002 (the "Articles of Organization"), as amended through the date hereof (the Restated Articles, the ANC Articles of Merger, the Carothers Articles of Merger, the Lineberry Articles of Merger, and the Articles of Organization are collectively referenced herein as the "Formation Documents").

        6.     The Bylaws of all of the Corporate Covered Guarantors, certified as of the date hereof, as true, accurate and complete by an officer of the Company (collectively, the "Bylaws").

        7.     The Operating Agreement of MFH, dated as of February 27, 2002, and certified as of the date hereof as true, accurate and complete by an officer of the Company (the "Operating Agreement")(the Formation Documents, the Bylaws and the Operating Agreement are sometimes collectively referenced herein as the "Constituent Documents").

        8.     Officer's Certificate, dated as of the date hereof (the "Certificate"), attaching thereto as Exhibit C certain resolutions of the Board of Directors or the member, as applicable, of each Covered Guarantor and authorizing such of the Exchange Guarantees (defined below) as to which each of the Covered Guarantors is a party (the resolutions contained therein for each of the Corporate Covered Guarantors are collectively referenced herein as the "Corporate Resolutions", the resolutions contained therein for MFH are referenced herein as the "Company Resolutions", and the Corporate Resolutions and the Company Resolutions are sometimes jointly referenced herein as the "Resolutions").

        9.     Those six (six) certain Certificates of Existence, each dated April 18, 2005 and issued by the State of North Carolina Department of The Secretary of State for each of the Covered Guarantors (collectively, the "Certificates of Existence").

        10.   Incumbency Certificate of the Secretary of Certain Subsidiaries of Alderwoods Group, Inc., dated August 19, 2004 (the "Incumbency Certificate").

  B.    Transactional Documents:

        1.     Indenture (the "Indenture"), dated as of August 19, 2004 (the "Effective Date"), among the Company, the Guarantors listed in Schedule I thereto (inclusive of the Covered Guarantors) and Wells Fargo Bank, National Association, as trustee.

        2.     Registration Rights Agreement (the "Registration Rights Agreement"), dated as of the Effective Date, among the Company, the Guarantors listed in Schedule A thereto (inclusive of the Covered Guarantors), Banc of America Securities LLC and Morgan Stanley & Co. Incorporated.

The Indenture, the Registration Rights Agreement and the Exchange Guarantees are collectively referenced herein as the "Transactional Documents."

II. Opinions

        BASED UPON OUR REVIEW OF THE CONSTITUENT DOCUMENTS, THE RESOLUTIONS, THE CERTIFICATES OF EXISTENCE, THE INCUMBENCY CERTIFICATE AND THE TRANSACTIONAL DOCUMENTS, AND UPON SUCH OTHER INVESTIGATION AS WE HAVE DEEMED NECESSARY, WE ARE OF THE OPINION THAT:

        1.     Each Corporate Covered Guarantor is a corporation that is validly existing as a corporation in good standing under the laws of the State. MFH is a limited liability company that is validly existing as a limited liability company in good standing under the laws of the State.

        2.     As of the Effective Date, each Corporate Covered Guarantor had the corporate power and authority to enter into, and, as of the date hereof, each Corporate Covered Guarantor has the corporate power and authority to perform its obligations under, the Indenture. As of the Effective Date, MFH had the limited liability company power and authority to enter into, and, as of the date hereof, MFH has the limited liability company power and authority to perform its obligations under, the Indenture.

        3.     The execution., delivery and performance of the Indenture by each of the Covered Guarantors: (i) had been duly authorized by all necessary corporate or limited liability company (as applicable) action on the part of each Covered Guarantor; and (ii) did not contravene any provision of the Constituent Documents.

        4.     Assuming no modification of the Constituent Documents between the Effective Date and the date that the Registration Statement becomes effective under the Securities Act, then when the Registration Statement has become effective under the Securities Act and the Exchange Guarantee is delivered in accordance with the terms of the Exchange Offer set forth in the Registration Statement, the Exchange Guarantee of each Covered Guarantor will be validly issued by such Covered Guarantor and will constitute a valid and binding obligation of such Covered Guarantor.

III.    Qualifications

        The opinions expressed above are subject to the following qualifications:

        (a)   The opinion set forth in Section 4, above, relating to the validity and binding obligations of the Covered Guarantors may be limited by: (i): bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium and other state and federal laws relating to or affecting the rights of the creditors generally; and (ii) general principles of equity and to considerations of public policy.

        (b)   We express no opinion as to the execution or enforceability of the Exchange Guarantees.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement to be filed with the Commission in connection with the issuance of the Company's 7 3/4% Senior Notes due 2012, and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

        Our opinions expressed above are limited to the law of the State and the federal law of the United States of America, and we do not express any opinion herein concerning any other law.

        This opinion letter speaks only as of the date hereof (except that the opinion express in Paragraph 1, above, is rendered as of the date of the Certificates of Existence). We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter (or after the date of the Certificates of Existence, as applicable) even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any of you who may rely on this opinion letter at any future time should seek advice of your counsel as to the proper application of this opinion letter at such time.

Very truly yours,
THE LAW OFFICES OF GARY W. SWINDELL

By:	/s/ THE LAW OFFICES OF GARY W. SWINDELL

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  Exhibit 5.23